EXHIBIT 99.1

Term Extensions to Xbox® Publisher License Agreement

Midway Home Entertainment (“Publisher”) and Microsoft Licensing, GP have entered into that certain Xbox® Publisher License Agreement dated on or about October 30, 2000 (the “PLA”). The term of the PLA is three years from the first commercial launch of the Xbox, which was November 15, 2001. The PLA will therefore expire by its own terms on November 15, 2004.  The parties hereby extend the term of the PLA and all amendments, addenda and supplemental agreements thereto with term expirations that tie to the expiration of the PLA until March 1, 2005.

Acknowledged and Agreed to:

MICROSOFT LICENSING, GP	MIDWAY HOME ENTERTAINMENT

/s/_ Roxanne V. Spring __________ By (sign)	/s/_ Deborah K. Fulton _________________ By (sign)

Roxanne V. Spring ______________ Name (Print)	Deborah K. Fulton ____________________ Name (Print)

SPM_________________________ Title	Vice President & Secretary______________ Title

11/10/04 ______________________ Date	11/8/04 ____________________________ Date